THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
  AMENDED, AND IS TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE NOTE AGREEMENT REFERRED TO HEREIN.

              Promissory Note Due February 29, 2004

                                                                 $20,000.00

      GK INTELLIGENT SYSTEMS, INC, a Delaware public corporation, (herein called the "Maker") for value received, hereby promises to pay to JOEL PICKELL or his registered assigns ("Holder"), the principal sum of twenty thousand dollars ($20,000.00) and annualized interest of 0 %. Payment of the principal and interest of this Note will be made by check on February 29, 2004 (unless extended) at the offices of the Maker maintained in Houston, Texas, or mailed to the address of the person entitled thereto as such address shall be provided to the Maker, in such coin or currency of the United States of America.

      This Note shall be collateralized by three hundred thirty three thousand three hundred thirty three (333,333) shares of common stock in GK Intelligent Systems, Inc. currently registered in the name of "GK Intelligent Systems". Holder may, at its option, accept payment of all or part of the principal portion of this Note in the form of the heretofore described common stock on a pro rata basis using a price per share of six cents. Holder may make this election on or before the due date of February 29, 2004.

      No provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of this Note at the times, places and rate, and in the coin or currency, herein prescribed.

      The Note may be transferred upon surrender of this Note or registration of transfer at the offices or agencies of the Maker in Houston, Texas duly endorsed by, or accompanied by a written instrument of transfer in substantially the form accompanying this Note duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      Prior to due presentment of this Note for registration of transfer, the Maker, and any agent of the Maker may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Maker nor any such agent shall be affected by notice to the contrary.

      This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

      IN WITNESS WHEREOF, GARY KIMMONS, CEO of GK Intelligent Systems, Inc. has caused this instrument to be executed.

Dated:  December 31, 2003.

                                   /s/ Gary F. Kimmons
                                  _________________________________________
                                  GARY KIMMONS, CEO, GK INTELLIGENT SYSTEMS